UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 28, 2006

IRVINE SENSORS CORPORATION

(Exact Name of Registrant as Specified in Charter)

DELAWARE	001-08402	33-0280334
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3001 Red Hill Avenue, Costa Mesa, California	92626
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (714) 549-8211

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Adoption of 2006 Omnibus Incentive Plan

On June 28, 2006, at the 2006 Annual Meeting of Stockholders of Irvine Sensors Corporation (the “Company”), the Company’s stockholders approved the adoption of the Irvine Sensors Corporation 2006 Omnibus Incentive Plan (the “Plan”), which previously had been approved by the Company’s Board of Directors (“Board”), subject to such stockholder approval. The Plan permits grants of stock options, stock appreciation rights, restricted stock, restricted stock units, dividend equivalents, performance awards, other stock grants and other stock-based awards (collectively, “Awards”). The Company’s Board and Compensation Committee (“Committee”) have the authority to determine the type of Award as well as the amount, terms and conditions of each Award under the Plan, subject to the express limitations and other provisions of the Plan. A summary description of the Plan is set forth in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on May 23, 2006 in connection with the Annual Meeting of Stockholders held on June 28, 2006.

The purpose of the Plan is to promote the interests of the Company and its stockholders by aiding the Company in attracting and retaining employees, officers, consultants, advisors and directors capable of assuring the future success of the Company, to offer such persons incentives to continue in the Company’s employ or service and to afford such persons an opportunity to acquire a proprietary interest, or otherwise increase their proprietary interest, in the Company. The Board approved the Plan because it believed that the Company needed an updated employee benefit plan to replace the 2003 Stock Incentive Plan, 2001 Compensation Plan, 2001 Non-Qualified Stock Option Plan, 2001 Stock Option Plan, 2000 Non-Qualified Stock Option Plan and 1999 Stock Option Plan (collectively, the “Prior Plans”) in light of changes in the accounting rules and tax laws regarding compensation awards, and because the flexibility of the Plan in types and specific terms of Awards will allow the Company to better align incentive compensation with increases in stockholder value than the Company’s Prior Plans. As a result of the approval of the adoption of the Plan by the Company’s stockholders, the Prior Plans are terminated. All outstanding awards under the Prior Plans will remain outstanding and continue to have force and effect in accordance with the provisions of the instruments evidencing such award grants, but no further awards will be granted under the Prior Plans.

The aggregate number of shares of the Company’s common stock (“Common Stock”) that may be issued under all stock-based Awards made under the Plan is 1,900,000 shares, except that the number of shares of Common Stock reserved under the Plan will automatically be increased on the first day of each fiscal year, beginning on October 2, 2006, in an amount equal to the lesser of (a) 1,000,000 shares or (b) such lesser number as determined by the Board. The shares of Common Stock issuable under the Plan may be drawn from shares of authorized but unissued Common Stock or from shares of Common Stock that the Company acquires. If the Committee so provides for purposes of Section 162(m) of the Internal Revenue Code, no Award recipient may be granted (i) options or stock appreciation rights with respect to more than 500,000 shares of Common Stock in the aggregate within any fiscal year or (ii) qualified performance based Awards which could result in such person receiving more than $1,500,000 in cash or the equivalent fair market value of shares of Common Stock determined at the date of grant for each full or partial fiscal year contained in the performance period of a particular qualified performance based award, subject to certain adjustments.

The number of shares available for Awards, as well as the terms of outstanding Awards, are subject to adjustment as provided in the Plan for stock splits, stock dividends, recapitalizations and other similar events. If any shares of Common Stock subject to any Award or to which an Award relates are forfeited or are reacquired by the Company, or if any Award terminates without the delivery of any shares, the shares previously set aside for such Awards will be available for future Awards under the Plan. In addition, shares used by Award recipients as payment of the exercise price of an Award or in satisfaction of the tax obligations relating to an Award will be available again for Award grants other than an incentive stock option. The Plan also contains certain limits with respect to the terms of different types of Awards and with respect to the number of shares subject to Awards that can be granted to a participant during any year.

The Company intends to register the shares of common stock that will become available for issuance under the Plan on a registration statement on Form S-8 to be filed with the Securities and Exchange Commission at the Company’s expense.

Unless earlier discontinued or terminated by the Board, the Plan will expire on the tenth anniversary of April 13, 2006, the date that it was approved by the Board. The Board may from time to time, amend, alter, suspend, discontinue or terminate the Plan, subject, in certain circumstances, to stockholder approval.

The foregoing description does not purport to be complete and is qualified in its entirety by reference to the text of the Plan, which is filed as Exhibit No. 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 1.02. Termination of a Material Definitive Agreement.

As a result of the approval of the adoption of the Plan by the Company’s stockholders, the Prior Plans are terminated effective June 28, 2006. All outstanding awards under the Prior Plans will remain outstanding and continue to have force and effect in accordance with the provisions of the instruments evidencing such award grants, but no further awards will be granted under the Prior Plans.

The 2003 Stock Incentive Plan had provided for the granting of stock options and direct stock issuances to eligible employees, officers, directors and consultants of the Company or its parents or subsidiaries and, if it had not been terminated, would have expired by its terms in January 2013. The 2001 Compensation Plan had provided eligible employees and consultants of the Company and its subsidiaries with the opportunity to elect to have their compensation reduced and receive shares of Common Stock in lieu of the same amount of cash compensation for services previously rendered and, if it had not been terminated, would have expired at the discretion of the Board. The 2001 Non-Qualified Stock Option Plan had provided for the granting of stock options to eligible employees, officers, directors and consultants of the Company or its parents or subsidiaries and, if it had not been terminated, would have expired by its terms in October 2011. The 2001 Stock Option Plan had provided for the granting of stock options to eligible employees, officers, directors, consultants and advisors of the Company or its subsidiaries and, if it had not been terminated, would have expired by its terms in March 2011. The 2000 Non-Qualified Stock Option Plan had provided for the granting of stock options to eligible employees, officers, directors, consultants and advisors of the Company or its parents or subsidiaries and, if it had not been terminated, would have expired by its terms in October 2010. The 1999 Stock Option Plan had provided for the granting of stock options to eligible employees, officers, directors, consultants and advisors of the Company or its subsidiaries and, if it had not been terminated, would have expired by its terms in January 2009.

The Board approved the Plan because it believed that the Company needed an updated employee benefit plan to replace the Prior Plans in light of changes in the accounting rules and tax laws regarding compensation awards, and because the flexibility of the Plan in types and specific terms of Awards will allow the Company to better align incentive compensation with increases in stockholder value than the Company’s Prior Plans.

Item 9.01. Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired

Not Applicable

(b)	Pro Forma Financial Information

Not Applicable

(c)	Shell Company Transactions

Not Applicable

(d)	Exhibits

Exhibit No.	Description
10.1	Irvine Sensors Corporation 2006 Omnibus Incentive Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IRVINE SENSORS CORPORATION a Delaware corporation

Date: July 5, 2006	By:	/s/ JOHN J. STUART, JR.
John J. Stuart, Jr.
Senior Vice President and
Chief Financial Officer